EXHIBIT (11)
                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees of
  State Street Research Master Investment Trust:


        We consent to the inclusion in Post-Effective Amendment
No. 11 to the Registration Statement of the State Street Research Master Investment Trust on Form N-1A (Securities Act of 1933 File No. 33-32729) of our report dated February 9, 1998, on our audit of the financial statements and the financial highlights of State Street Research Investment Trust for the fiscal year ended December 31, 1997. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Accountants" in the Registration Statement.




                                                   /s/COOPERS & LYBRAND L.L.P.
                                                   ---------------------------
                                                   COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 2, 1998